UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 30, 2007

HOUSERAISING, INC.

(Exact Name of Registrant as Specified in Charter)

North Carolina

 (State or Other Jurisdiction of Incorporation)

000-50701

 (Commission File Number)

56-2253025

 (I.R.S. Employer Identification No.)

4801 East Independence Boulevard, Suite 201
Charlotte, North Carolina 28212

 (Address of Principal Executive Offices) (Zip Code)

(704) 532-2121

 (Registrant's Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed since Last Report)

This Current Report on Form 8-K is filed by HouseRaising, Inc., a North Carolina corporation (the “Registrant”), in connection with the matters described herein.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The Registrant reports that it signed an agreement, dated November 30, 2007 (the “Agreement”), with Wachovia Bank, N.A. to extend its line of credit in the principal amount of $2,750,000 to January 2, 2008 with all other terms and conditions unchanged.

The Registrant reports that as of this filing, the company has three separate lines of credit with Wachovia Bank, N.A. which total $8,000,000: 1) the Company has a line of credit in the amount of $2,750,000 with an interest only payment of 1-month LIBOR plus 2.35% with all interest and principal due on January 2, 2008; 2) the Company has an annually renewable line of credit in the amount of $4,000,000 with Wachovia Bank, NA with an interest only payment of 1-month LIBOR plus 1.55% with all interest and principal due on February 9, 2008; and 3) the Company has a line of credit in the amount of $1,250,000 with Wachovia Bank, NA. with an interest only payment of 1-month LIBOR plus 2.50% with all interest and principal due on February 28, 2008. Each line of credit is subject to a collateral guarantee and subject to renewal with interest due monthly. The collateral guarantee with respect to $1,375,000 of the $2,750,000 line of credit is under negotiations and must be renewed to the satisfaction of Wachovia Bank, NA by the due date of January 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSERAISING, INC.

By
Gregory J. Wessling
Chairman, CEO and President

Date: December 3, 2007